Exhibit 23.3

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Amendment to Registration Statement No. 333-290370 on Form S-4 of our report dated September 18, 2025, relating to the financial statements of Plus Automation, Inc. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ Deloitte & Touche LLP

San Jose, California

December 5, 2025